As filed with the Securities and Exchange Commission on August 3, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1180 Veterans Boulevard
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2011 Equity Incentive Plan

(Full title of the plans)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001)	2,150,000 shares	$2.29	$4,923,500	$496

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on July 29, 2016.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,150,000 shares of the registrant’s common stock to be issued pursuant to the 2011 Equity Incentive Plan, as amended (the “Plan”). The shares of the Registrant’s Common Stock previously reserved for issuance under the Plan were registered on the Registrant’s Registration Statements on Form S-8 (File Nos. 333-175977, 333-183130, 333-189523) filed with the Securities and Exchange Commission on August 2, 2011, August 7, 2012 and June 21, 2013, respectively.

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

ITEM 3.         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Company with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•                       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 8, 2016 (the “2015 Form 10-K”);

•                       The information specifically incorporated by reference into the 2015 Form 10-K form the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 28, 2016;

•                       The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on May 3, 2016;

•                       The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the Commission on August 2, 2016;

•                       The Company’s Current Reports on Form 8-K filed with the Commission on January 29, 2016, March 8, 2016, May 3, 2016 and May 12, 2016; and

•                       The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than specific sections of such documents as set forth therein, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the registrant’s ordinary shares offered have been sold or which deregisters all of such ordinary shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.         DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the registrant’s certificate of incorporation from limiting the liability of the registrant’s directors for the following:

•                       any breach of the director’s duty of loyalty to us or to our stockholders;

•                       acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                       unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•                       any transaction from which the director derived an improper personal benefit.

The registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the registrant.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan, as amended.

(1)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)   Document incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 000-29889), filed with the Securities and Exchange Commission on August 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 3, 2016.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2016
Raul R. Rodriguez

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2016
Ryan D. Maynard

/s/ Gary A. Lyons	Chairman of the Board of Directors	August 3, 2016
Gary A. Lyons

/s/ Donald G. Payan	Executive Vice President, President of Discovery and Research, and Director	August 3, 2016
Donald G. Payan

/s/ Bradford S. Goodwin	Director	August 3, 2016
Bradford S. Goodwin

/s/ Walter H. Moos	Director	August 3, 2016
Walter H. Moos

/s/ Keith A. Katkin	Director	August 3, 2016
Keith A. Katkin

/s/ Peter S. Ringrose	Director	August 3, 2016
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	August 3, 2016
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1(5)	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan, as amended.

(1)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)   Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(5)   Document incorporated by reference to the Company’s Quarterly Report on Form 10-Q (No. 000-29889), filed with the Securities and Exchange Commission on August 2, 2016.